UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 30, 2005


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation                                      Identification No.)
     or organization)


       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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
Item 1.01 Entry into a Material Definitive Agreement

        On March 30, 2005, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of American Express Company (the "Company") approved the performance-based criteria by which potential payouts to the Company's executive officers under (i) the annual incentive (i.e., bonus) awards will be determined in respect of the year ending December 31, 2005 and (ii) Portfolio Grant XVI ("PG-XVI") will be determined, which will be based on the Company's performance during the three years ending December 31, 2007. The 2005 annual incentive awards and PG-XVI awards for the Company's executive officers are made pursuant to the Company's 1998 Incentive Compensation Plan, as amended, which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, and approved most recently by shareholders at the Company's 2002 annual meeting. The Compensation Committee's intent is to structure the 2005 annual incentive awards and PG-XVI awards using "performance-based" goals that are designed to allow the Company to fully deduct the compensation payable to the executive officers under these awards under U.S. tax law and regulations. In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals set by the Compensation Committee. Compensation to be paid to an executive officer in respect of the 2005 annual incentive awards and PG-XVI awards after achievement of a performance-based goal may be paid in the form of cash or restricted shares of the Company's common stock (or a combination of both), as determined by the Compensation Committee in its discretion.

         The criteria and performance levels approved by the Compensation Committee for the annual incentive awards and PG-XVI awards were approved without taking into account the potential impact of the Company's previously announced plans to pursue a spin-off to the Company's shareholders of its American Express Financial Corporation ("AEFC") subsidiary, which is expected to be completed, subject to certain conditions, in the third quarter of 2005. Under the terms and conditions of the annual incentive awards and PG-XVI awards, in the event of a spin-off or other material corporate transaction, if the Compensation Committee determines that such a transaction equitably requires an adjustment in (x) the calculation or terms of the potential payouts in respect of either award or (y) the performance levels necessary to achieve the various payouts under either award on the grounds that the effects of such transaction would produce an unreasonable payout, then the Compensation Committee will make such equitable adjustments. Assuming completion of the spin-off of AEFC, it is anticipated that the Compensation Committee will review the criteria and performance thresholds of the annual incentive awards and PG-XVI awards.

Annual Incentive Awards

         For 2005, the Compensation Committee has established performance goals for the payment of annual incentive awards that are based on the Company's diluted earnings per share ("EPS") and return on equity ("ROE") for the year, with the award being determined by reference to a matrix of possible performance levels. In determining diluted EPS and ROE, the Company's reported net income will be adjusted to exclude the cumulative effect of accounting changes, income and losses from discontinued operations and extraordinary gains and losses as determined under generally accepted accounting principles.

         In determining the payout to be made to an executive officer under an annual incentive award, under the terms and conditions of the award the Compensation Committee is precluded from paying the executive more than the maximum payout that is called for by reference to the particular performance level achieved by the Company; however, the Compensation Committee will have the flexibility to reduce this amount in its complete discretion. In establishing the actual annual incentive award to be paid to an executive, the Compensation Committee may consider the Company's and each executive's performance during 2005 as measured against the EPS and ROE measures referred to above, as well as other financial measures (e.g., shareholder return, revenue growth, reengineering, margin improvement, business unit performance, etc). The Compensation Committee may also consider non-financial measures such as expansion and retention of the Company's customer base, development of products and services, execution of the network services strategy in the United States, completion of the planned spin-off of AEFC, strengthening the Company's value proposition to merchants accepting its card products, attracting and retaining talented employees and other factors. In addition, the Compensation Committee may evaluate each executive's leadership by considering a variety of factors, including, among others, developing winning strategies, driving results and focusing on the customer and client.

         At present, it is expected that the payments to the Company's executive officers in respect of 2005 annual incentive awards will be made in February 2006, and an executive officer must be continuously employed by the Company through the date of payment to be eligible to receive such payment.

         The following table sets forth the minimum and maximum annual incentive award payouts that may be made to each of the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement, dated March 10, 2005) in respect of performance for the year ending December 31, 2005:

Name and Title               Minimum Payout        Maximum Payout

Kenneth I. Chenault                     -0-            $9,000,000
  Chairman and Chief
  Executive Officer

James M. Cracchiolo                     -0-            $4,500,000
  Group President
  Global Financial Services

Gary L. Crittenden                      -0-            $4,500,000
  Executive Vice President
  and Chief Financial Officer

Edward P. Gilligan                      -0-            $4,500,000
  Group President
  Global Corporate Services
  and International Payments

Alfred F. Kelly, Jr.                    -0-            $4,500,000
  Group President
  U.S. Consumer and Small
  Business Services


PG-XVI Awards

         Similar to previous portfolio grant awards approved by the Compensation Committee, PG-XVI awards have two parts. The first part is the Financial Incentive Component ("FIC"), which accounts for 60% of the target value of the award. The FIC will be valued based on each of the Company's average annual diluted EPS, net revenue (managed basis) and ROE for the three years ending December 31, 2007. To determine these performance results, diluted EPS and ROE will be adjusted by excluding from reported net income the same items as those described above under "Annual Incentive Awards". Net revenue (managed basis) is the Company's reported revenue excluding the effect of asset securitizations in the Company's Travel Related Services segment and net of provisions for annuities, insurance and investment certificate products in the Company's American Express Financial Advisors segment.

         The second part of the PG-XVI award is the Stock Incentive Component ("SIC"), which accounts for 40% of the target value of the award. The SIC will be valued based on the Company's total shareholder return (i.e., share price appreciation plus dividends) compared to that of the S&P Financial Index over the 2005-2007 performance period.

         The FIC will have value only if the Company achieves at least a threshold level of performance on any of the financial measures described above. Similarly, the SIC will have value only if the Company's total shareholder return meets a certain threshold level as compared to the total return of the S&P Financial Index over the 2005-2007 performance period. As with the annual incentive award, the Compensation Committee will be precluded from paying an executive officer more than the maximum payout called for by reference to the particular FIC and SIC performance levels achieved by the Company during the 2005-2007 performance period; however, the Compensation Committee will have the flexibility to reduce this amount in its complete discretion based on the executive's business unit's/staff group's results and the executive's individual performance or such other criteria as the Compensation Committee may determine.

         At present, it is expected that the payouts to the Company's executive officers in respect of the PG-XVI award will be made in February 2008, and an executive officer must be continuously employed by the Company through the date of payment to be eligible to receive such payout.

         The following table sets forth information regarding the potential future payouts to each of the Named Executive Officers in respect of PG-XVI awards:

Name              Threshold Payout(1)       Maximum Payout
----              ----------------          --------------
Mr. Chenault      $469,000                  $7,962,500
Mr. Cracchiolo    $136,680                  $2,320,500
Mr. Crittenden    $164,820                  $2,798,250
Mr. Gilligan      $164,820                  $2,798,250
Mr. Kelly         $164,820                  $2,798,250

(1) Represents the maximum amount, subject to downward adjustment, to be paid assuming achievement of the minimum levels of performance at which payout may be made.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                        By /s/  Stephen P. Norman
                                           --------------------------
                                           Name:  Stephen P. Norman
                                           Title: Secretary

DATE:   April 1, 2005

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